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[SKY LOGO]                                                    Exhibit 10.44(a)

JCL085.1m

28 July 1995

Mr Henry Emden
Assistant Director Competition Policy
Office of Fair Trading
Field House
15-25 Bream's Buildings
London
EC4A 1PR

Dear Mr Emden

Following David Chance's letter to you of July 26, 1995, I attach a draft amendment letter (in a form agreed between Sky and Nynex) reflecting the parties' proposals to date.

Yours sincerely



/s/ Jammes Conyers
___________________________

JAMMES CONYERS

cc: David Chance









                          British Sky Broadcasting Ltd
   Head Office and Registered Office: Grant Way, Isleworth, Middlesex TW7 5GD
               Telephone: 0171-705 3000 Facsimile: 0171-705 3030
          Registered in England No 2906997    Registered No 1-1062/46/
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Date:   [July/August] 1995

To:     NYNEX CableComms Limited

From:   British Sky Broadcasting Limited
        British Sky Broadcasting Group plc.

Dear Sirs

Amendment to Standard Cable Operator Agreement dated 4th May 1995 between the parties referred to above and the companies whose names, and principal places of business are set out in the first column of Exhibit A, Part 1 to that Agreement

The parties to the Agreement have agreed to amend the Agreement (such amendments to take effect from commencement of the Agreement) as follows; headings, page numbers and Clause numbers correspond to headings, page numbers and Clause numbers in the Agreement:

1.   Clause 1 - Definitions - Page 6

     Add after the definition of "Public Premises Subcriber" the following additional definitions:

          "Qualifying Movie Programming": full length feature films:

               (i) having (a) US and/or UK theatrical release and/or (b) a US and/or UK video release; AND

               (ii) which are available for exploitation in the Territory during the UK Pay Television Window, being a period immediately following the Video and/or Pay-per-View window in the Territory; AND

               (iii) which have not previously been available for any form of exploitation in the Territory (other than by means of Pay-per-View)

               but, for the avoidance of doubt, excludes made for television movies which are not released theatrically either in the US or the UK and which are first exploited on US network television or UK national television prior to any video or other exploitation;

          "Qualifying Sports Programming rights": rights to exhibit on television in the Territory (whether live action or delayed) sports events (whether domestic or international in nature) in any of the following categories: Football (Soccer), Rugby Union, Rugby League, Golf, Cricket, Boxing, Motorsports, Wrestling, Tennis, Horse Racing, Basketball, Ice-Hockey, Speedway, Darts, Snooker,
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          American Football and Athletics PROVIDED THAT programming rights acquired prior to the date of this Agreement to televise in the Territory Welsh Rugby Union, Secondary rights to the Wimbledon Tennis Tournament, the Vauxhall Football League (as understood at the date of this Agreement), the Cricket World Cup 1996, such rights in such Speedway programming as are held by CPP-I as at the date of this Agreement, and such sports programming rights as are held by the MSO at the date of this Agreement, in each case until expiry of the relevant rights contract, shall not be considered Qualifying Sports Programming rights hereunder."

2.   Clause 2.1(b)-Page 11

     The deletion of Clauses 2.1(b)(i) and (ii) and their replacement with the following:

          "(aa) in the case of digital PPV Services:

               (i) during the first twelve months after launch by Sky of the PPV Services, the Operator agrees to carry a minimum of 50 digital PPV Services (or, if less, the number of PPV Services offered by Sky) PROVIDED THAT in no event will the Operator by obliged to utilise more than 15% of its total allocated digital channel capacity (if any) in so doing; and

               (ii) during the remainder of the Term, the Operator agrees to carry a minimum of 100 digital PPV Services (or, if less, the number of PPV Services offered by SKY) ((i) or (ii) as the case may be, being "the Minimum PPV Commitment")

     The deletion, from the following paragraph (commencing "SUBJECT ALWAYS"), of the words "but without prejudice to the priority afforded to Sky pursuant to sub-paragraphs (aa) and (bb) below".

     The addition after such paragraph, of the following:

          (bb) In the case of analogue PPV Services:

               In the event of Sky notifying the MSO prior to 30th June 1996 of its firm intention to launch analogue PPV Services, the MSO and the Operators will use all reasonable endeavours to accommodate the carriage of at least three of such PPV Services on the Operators' Cable Services within six months of receiving such notice, to the extent that such PPV Services comprise movies and/or sports programming. For the avoidance of doubt:

                    (i) the obligation of the MSO and the Operator is subject to the Operator having allocated analogue capacity on its Cable Services for the purpose of offering analogue PPV Services, (other than such capacity as it shall have allocated to accommodate foreign language Pay-per-View





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                         services); AND

                    (ii) any PPV Service of Sky so carried will, with effect
                         from its launch on the Operator's Cable Services, constitute a "PPV Movie Service" or "PPV Sports Service", as the case may be, under the Agreement, for all purposes other than the provisions of Clause 2.1(a) sub-paragraph (aa) relating to digital PPV Services."

               The deletion, on page 11, of the words from "The Operator recognises" to the end of Clause 2.1, and their replacement with the following:

               "For the avoidance of doubt, the Operator has the right but not the obligation, to carry the PPV Services on SMATV Systems within its Licensed Areas, and the provisions of sub-paragraphs (aa) and
               (bb) above shall not apply to carriage of PPV Services on such SMATV Systems".

3.  Clause 2.4-Page 16

          The deletion of the heading and its replacement with the words, "Co-operation in Programming",

          The deletion of the words, "In consideration of Sky's commitment" until the end of sub-paragraph (b) on page 17;

          The renumbering of sub-paragraph (c) to read sub-paragraph (a)(i); and the renumbering of the reference to sub-paragraph (e) in that paragraph to read sub-paragraph (h);

          The insertion of a new sub-paragraph (a)(ii) as follows:

               "In the event that the MSO or any Operator or any Subsidiary of either has the opportunity during the Term of the Agreement of taking a Financial Interest in a television programme service comprising Qualifying Movie Programming and/or Qualifying Sports Programming, or a Pay-per-View movies or sports service, in any case for distribution in the Territory ("New Service"), then the MSO will notify Sky of any intention to pursue such opportunity and if Sky notifies the MSO, within 7 days of receipt of such notification, of Sky's interest in such opportunity, the MSO will negotiate in good faith with Sky with a view to Sky taking a Financial Interest in such New Service at least equal to the Financial Interest to be taken by the MSO, the Operator or the respective Subsidiary (as the case may be).

               In the event of such negotiations, the MSO agrees to use best endeavours to agree with Sky suitable terms upon which Sky may participate in such New Service. If no such agreement has been reached within 120 days of the commencement of discussions, then the MSO, Operator or Subsidiary (as the case may be) may take a Financial Interest in such New Service without any participation by Sky, PROVIDED THAT the MSO will use all reasonable endeavours to ensure that any such New Service in which such a Financial Interest is taken by any of the







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     -    same is offered to Sky for DTH distribution in Sky's territory (as defined above) on terms consistent with sub-paragraph (b) below.

          For the avoidance of doubt, all obligations pursuant to this Clause 2.4(a) shall cease upon expiration or earlier termination of this Agreement in accordance with its terms."

     The deletion of Clause 2.4(d)(i) and (ii).

     The renumbering of sub-paragraph (e) to read sub-paragraph (b), the deletion from such sub-paragraph of the words, "Subject to the provisions of Sub-Clause (f) below", and the renumbering of the reference to sub-paragraph (c) in such paragraph to read sub-paragraph (a).

     The deletion of sub-paragraph (f).

4.   Clause 5.3 - Page 34

     The addition at the end of this Clause of the words;

     "For the avoidance of doubt, the Operator's obligation to give equal prominence to the programme schedule for the Channels and the PPV Services is not intended to mean that, in any event, at least 51% of the physical space within the guide is to be devoted to publicising the Channels and the PPV Services."

5. In addition to those amendments set out above, a further Clause shall be added as Clause 3.1(d).

     "The MSO shall have the right to elect, on behalf of all of the Operators, to move, once at any time during the Term, to the industry rate card then in force, at which point, at the option of the MSO, to be exercised in writing, either (i) such rate card (and any subsequent rate cards in force from time to time) will apply in place of Exhibit B to this Agreement, or
     (ii) this Agreement will terminate in its entirety and continued carriage of Sky's Channels will be in accordance with the industry rate card from time to time in force."

The above agreement to amend the Agreement of 30th April 1995 is conditional upon (a) the OFT sanctioning such changes; and (b) the OFT sanctioning the parties' proposals on the amendments to the Agreement relating to modification of the pricing structure, such amendments to be incorporated within the Agreement. In the event that these matters cannot be achieved, the Agreement of 30th April 1995 remains unamended.

It is the intention of the parties to be bound by the terms of this letter agreement, which shall be construed in accordance with the laws of England and Wales, and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

Except as amended hereby, the Agreement remains in full force and effect.

Please signify your agreement to the terms of this letter agreement by returning the attached
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duplicate copy duly executed on behalf of NYNEX CableComms Limited, acting for itself and as agent for the companies set out in the first column of Exhibit A,
Part I, to the Agreement.


Yours faithfully




----------------------------------------
for and on behalf of
British Sky Broadcasting Limited




Signed by





----------------------------------------
for and on behalf of
British Sky Broadcasting Group plc



Accepted and Agreed




----------------------------------------
for and on behalf of NYNEX CableComms Limited, for itself and as agent for the companies set out in the first column of Exhibit A, Part I of the Agreement